Exhibit 99.1

PRESSRELEASE www.HelixESG.com
Helix Energy Solutions Group, Inc. · 400 N. Sam Houston Parkway E., Suite 400 · Houston, TX 77060-3500 · 281-618-0400 · fax: 281-618-0505

For Immediate Release		06-023
	Contact:	Wade Pursell
Date: September 14, 2006	Title:	Chief Financial Officer
Helix Energy Solutions Announces $250 Million
Well Intervention Contract, and also Construction of a
New Well Intervention Vessel
HOUSTON, TX — Well Ops UK Ltd., a wholly owned subsidiary of Helix Energy Solutions (NYSE: HLX), has entered into an approximately $250 million contract extension with Shell UK Ltd for the provision of Light Well Intervention (LWI) services for their North Sea subsea wells. Shell initially entered into a contract with Well Ops UK for the DP MSV Seawell in May 2000, but has extended their commitment to include annual campaigns of work with a minimum utilization of 185 days per year from 2007 through to 2010 with further options for an additional 60 days per year.
Owen Kratz, Chairman and Chief Executive Officer of Helix, stated: “This is a milestone award for Well Ops UK and the light well intervention market, and maintains our position as the leading provider of subsea well intervention services in the North Sea. We are delighted to secure this contract extension and look forward to continuing our longstanding and successful working relationship with Shell.
Our board of directors recently approved the construction of a $160 million multi-service dynamically positioned dive support / well intervention vessel that will be capable of working in the North Sea and West of Shetlands. We expect this vessel equipped with a coil tubing intervention unit to join our fleet in 2008. We believe that with two multi-service vessels capable of performing LWI services and our Q4000 semi-submersible that uses our purpose built 7 3/8” 10,000 psig intervention riser system (IRS) we are well positioned to perform well intervention services for the rapidly growing global subsea well market”.
The MSV Seawell has been operating in the North Sea exclusively since 1987, during which time it has performed well intervention services on over 600 subsea wells and decommissioned over 150 wells. The application of LWI and IRS technology, coupled with the speed, flexibility, stability and reliability of a purpose-built DP vessel significantly reduces the unit cost of well intervention and broadens the opportunity to enhance oil recovery rates in subsea wells.
Helix Energy Solutions, headquartered in Houston, Texas, is an energy services company that provides innovative solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including diving services, shelf and deepwater construction, robotics, well operations, well engineering and subsurface consulting services, platform ownership and oil and gas production.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding the anticipated results (financial or otherwise) of the merger of Remington Oil and Gas Corporation into a wholly-owned subsidiary of Helix; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ending December 31, 2005; and, with respect to the Remington merger, actual results could differ materially from Helix’s expectations depending on factors such as the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company’s actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Helix’s and Remington’s respective businesses. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company’s market for its exploration and production. We assume no obligation and do not intend to update these forward-looking statements.